                                         EXHIBIT 10.39



                       STOCK PURCHASE AND SALE AGREEMENT


                                     AMONG


                              LA-MAN CORPORATION
                                  ("LA-MAN")


                      CERTIFIED MAINTENANCE SERVICE, INC.
                                (THE "COMPANY")

                                      AND


                                 MARK MANFREDI
                                 ("MANFREDI")



                           DATED AS OF JULY 1, 1997

                               TABLE OF CONTENTS

ARTICLE 1.     DEFINITIONS.....................................................................  1

ARTICLE 2.     PURCHASE AND SALE OF SHARES; CLOSING............................................  4
     Section 2.1    Transfer of Company Shares.................................................  4
     Section 2.2    Consideration for Shares...................................................  4
     Section 2.3    Closing; Closing Date......................................................  4

ARTICLE 3.     REPRESENTATIONS AND WARRANTIES OF MANFREDI......................................  5
     Section 3.1    Ownership..................................................................  5
     Section 3.2    Authority; Binding Effect..................................................  5
     Section 3.3    No Conflict or Violation...................................................  5
     Section 3.4    Litigation.................................................................  6
     Section 3.5    Documents Provided.........................................................  6
     Section 3.6    Organization, Standing and Authority.......................................  6
     Section 3.7    Subsidiaries and Other Interests...........................................  7
     Section 3.8    Capitalization; Ownership..................................................  7
     Section 3.9    Financial Information; Undisclosed Liabilities.............................  7
     Section 3.10   Tax Matters; Encumbrances..................................................  7
     Section 3.11   Title to Real and Personal Property........................................  8
     Section 3.12   Contracts..................................................................  8
     Section 3.13   Employee Matters; Major Customers.......................................... 10
     Section 3.14   Labor Controversies, Etc................................................... 11
     Section 3.15   Proprietary Rights......................................................... 12
     Section 3.16   Condition of Assets........................................................ 12
     Section 3.17   Accounts and Notes Receivable; Accounts Payable............................ 12
     Section 3.18   Books and Records.......................................................... 13
     Section 3.19   Compliance With Laws....................................................... 13
     Section 3.20   Permits.................................................................... 13
     Section 3.21   Conduct of Business........................................................ 14
     Section 3.22   Documents Provided......................................................... 14
     Section 3.23   Accounting Records......................................................... 15
     Section 3.24   Brokerage and Financial Advisers; Other Fees............................... 15
     Section 3.25   Facilities................................................................. 15
     Section 3.26   No Interest in Properties; Competitors..................................... 15
     Section 3.27   Adverse Factors............................................................ 15
     Section 3.28   Transactions with Affiliates............................................... 15
     Section 3.29   Necessary Assets........................................................... 16

ARTICLE 4.     REPRESENTATIONS AND WARRANTIES OF LA-MAN.........................................16
     Section 4.1    Organization, Standing and Authority........................................16
     Section 4.2    Authority; Binding Effect; No Violation.....................................16
     Section 4.3    Brokerage and Financial Advisers............................................16
     Section 4.4    No Conflict or Violation....................................................16

ARTICLE 5.     COVENANTS OF THE PARTIES.........................................................17
     Section 5.1    Permits and Consents........................................................17
     Section 5.2    Performance of Acts; Cooperation............................................17
     Section 5.3    Notification of Certain Matters.............................................17
     Section 5.4    Survival of Covenants.......................................................17

ARTICLE 6.     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
               AGREEMENTS; EXPENSES AND INDEMNIFICATION.........................................18
     Section 6.1    Survival....................................................................18
     Section 6.2    Expenses....................................................................18
     Section 6.3    Indemnification of La-Man...................................................18
     Section 6.4    Indemnification of Manfredi.................................................18
     Section 6.5    Indemnification for Third Party Claims......................................19

ARTICLE 7.     NON-COMPETITION COVENANT.........................................................20
     Section 7.1    Non-Competition.............................................................20
     Section 7.2    Scope; Enforceability.......................................................20

ARTICLE 8.     MISCELLANEOUS....................................................................20
     Section 8.1    Publicity...................................................................20
     Section 8.2    Notices.....................................................................20
     Section 8.3    Amendment; Extension; Waiver................................................22
     Section 8.4    Governing Law; Venue........................................................22
     Section 8.5    Binding Effect; Assignment..................................................22
     Section 8.6    Confidentiality of Information and Documents................................23
     Section 8.7    Severability................................................................23
     Section 8.8    Entire Agreement............................................................23
     Section 8.9    No Third Party Beneficiaries................................................23
     Section 8.10   Counterparts................................................................23
     Section 8.11   Exhibits and Schedules......................................................23
     Section 8.12   Headings....................................................................23
     Section 8.13   Expenses....................................................................24
     Section 8.14   Actions by Affiliates.......................................................24
     Section 8.15   Rules of Construction.......................................................24

                                  ATTACHMENTS


EXHIBIT A           MANFREDI EMPLOYMENT AGREEMENT
EXHIBIT B           COMPANY OFFICER'S CERTIFICATE

Schedule 3.3        Manfredi or Company Conflicts, Violations, Consents, Etc.
Schedule 3.4(a)     Manfredi or Company Litigation
Schedule 3.4(b)     Manfredi or Company Orders
Schedule 3.6        Jurisdictions in which Company Qualified as Foreign
                    Corporation
Schedule 3.7        Company Subsidiaries and Equity Interests in Other Persons
Schedule 3.9(b)     Material Adverse Changes
Schedule 3.10       Tax Returns
Schedule 3.11(a)    Company-Owned Real Property
Schedule 3.11(b)    Encumbrances
Schedule 3.11(c)    Description of Tangible Assets
Schedule 3.12(a)    Company Contracts
Schedule 3.12(c)    Maintenance Contract Defaults, Consents, Etc.
Schedule 3.13(a)    Employee Benefit Plans
Schedule 3.13(b)    Company Employee Data
Schedule 3.13(c)    Employee Loans; Guaranties, Etc.
Schedule 3.13(e)    Major Customers
Schedule 3.14(c)    Departing Employees
Schedule 3.15       Proprietary Rights
Schedule 3.17(a)    Accounts Receivable Data
Schedule 3.17(b)    Accounts Payable Data
Schedule 3.17(c)    Company Unsecured Creditors
Schedule 3.19       Company Noncompliance with Laws, Etc.
Schedule 3.20       Necessary Permits
Schedule 3.21       Exceptions for Ordinary Course of Business
Schedule 3.24       Certain Employee Compensation
Schedule 3.26       Director, Officer, Employee Interests
Schedule 3.28       Transactions with Affiliates

                       STOCK PURCHASE AND SALE AGREEMENT

     This STOCK PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into as July 1, 1997, by and among LA-MAN CORPORATION, a Nevada corporation ("La-Man"), CERTIFIED MAINTENANCE SERVICE, INC., a Florida corporation (the "Company") and MARK MANFREDI, an individual ("Manfredi")

                                   RECITALS:
                                   --------

     Manfredi is the sole record and beneficial owner of all of the outstanding shares of capital stock of the Company, which is engaged in the commercial sign repair and maintenance business;

     Manfredi desires to sell to La-Man, and La-Man desires to purchase and acquire from Manfredi, all of the outstanding shares of capital stock of the Company, for the consideration and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE 1. DEFINITIONS

     In addition to other terms defined elsewhere herein, for purposes of this Agreement the following terms shall have the following definitions:

     1.1 "AFFILIATE" or "AFFILIATES" shall mean any person directly or indirectly controlling, controlled by, or under common control with another Person. The Company shall be considered an Affiliate of Manfredi with respect to all periods prior to the Closing.

     1.2 "AGENCY" shall mean any foreign or domestic federal, state or local court, tribunal, legislative, executive, judicial, governmental or quasi-governmental agency, instrumentality or authority, private arbitration tribunal, or self-regulatory body.

     1.3 "ANCILLARY DOCUMENTS" shall mean the Company Ancillary Documents and the Manfredi Ancillary Documents.

     1.4 "BUSINESS" shall mean the businesses of the Company as presently conducted.

     1.5 "CLOSING" shall mean the closing of the transactions contemplated by this Agreement, as specified in Section 2.3.

     1.6   "CLOSING DATE" shall mean the date of the Closing.

     1.7 "COMPANY ANCILLARY DOCUMENTS" shall mean any and all agreements, documents or other instruments required or contemplated to be entered into, executed and delivered by the Company pursuant to the provisions of this Agreement.

     1.8 "COMPANY GOVERNING INSTRUMENTS" shall mean the Articles of Incorporation and Bylaws of the Company, as amended from time to time and as in effect on the date of this Agreement.

     1.9 "CONSENT" shall mean any consent, approval, permit, notice, action, authorization or waiver of or filing with or giving of notice to any Agency or any Person not a party to this Agreement.

     1.10 "CONTRACT" shall mean any, and all manner of, contracts, licenses, leases, instruments, commitments, agreements and other legally binding arrangements of every type and description, whether oral or written, and whether express or implied.

     1.11 "ENCUMBRANCES" shall mean any, and all manner of, liens, pledges, charges, security interests, mortgages, claims, options, imperfections of title, tenancies or other rights, interests or encumbrances of any kind or nature.

     1.12 "LA-MAN ANCILLARY DOCUMENTS" shall mean any and all agreements, documents or other instruments required or contemplated to be entered into, executed and delivered by La-Man pursuant to the provisions of this Agreement.

     1.13 "LAW" AND "LAWS" shall mean federal, state, local or foreign laws, regulations, rules, orders or administrative or judicial determinations of any kind or nature, including without limitation any of the foregoing relating to the environment, antitrust, trade regulation, civil rights, employment practices and health and safety standards.

     1.14 "LITIGATION" shall mean any claim, action, suit, proceeding, arbitration, investigation, hearing or notice of hearing.

     1.15 "MAINTENANCE CONTRACTS" shall mean Contracts entered into by the Company for the repair or maintenance of signs, billboards and other outdoor advertising structures.

     1.16 "MANFREDI ANCILLARY DOCUMENTS" shall mean any and all agreements, documents or other instruments required or contemplated to be entered into, executed and delivered by Manfredi pursuant to the provisions of this Agreement.

     1.17 "MANFREDI EMPLOYMENT AGREEMENT" shall mean the Employment Agreement between the Company and Manfredi in the form attached hereto as Exhibit A.
                                                                ---------

     1.18 "MATERIAL ADVERSE CHANGE" means, with respect to the Person to which such term relates, any circumstances or events which, either singularly or in the aggregate, (a) has had or could reasonably be anticipated to have any material adverse effect on the validity or enforceability of this Agreement, (b) has had or could reasonably be anticipated to have a material adverse effect on the business, financial condition, results of operations, or properties of such Person, or (c) has materially impaired or could reasonably be anticipated to materially impair the ability of such Person to perform its obligations under this Agreement or any other agreement, document or instrument by which such Person or any of its assets and properties is or may be bound.

     1.19 "ORDER" shall mean any judgment, order, injunction or decree of any Agency.

     1.20 "PERMIT" shall mean any permit, license, authorization, franchise, or order of any Agency.

     1.21 "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

     1.22 "PROPRIETARY RIGHTS" shall mean copyrights, rights to renew copyrights, and copyright renewals, trademarks, trade names, service marks, and the goodwill associated therewith, including without limitation, those listed on
Schedule 3.15 hereto or any names or marks consisting of a combination of words
-------------
similar thereto, patents, patent rights, registrations, and applications for any and all of the foregoing, licenses with respect to any and all of the foregoing, all imprints, logos, colophons, and all other such like property owned by the Company.

     1.23  "SEC" shall mean the Securities and Exchange Commission.

     1.24 "SECURITIES ACT" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder.

     1.25 "SUBSIDIARY" shall mean any corporation, general or limited partnership, or other Person a majority of the outstanding voting securities or voting rights of which are owned of record or beneficially by another Person.

     1.26 "TAX" AND "TAXES" shall mean any and all federal, state, local or foreign income taxes (including without limitation any interest, penalties, additions to tax and additional amounts attributable thereto) and all other taxes of any kind or nature, charges, fees, levies or other assessments of any kind or nature imposed by any federal, state, county, local or foreign Agency or any subdivision thereof.

ARTICLE 2. PURCHASE AND SALE OF SHARES; CLOSING

     SECTION 2.1 TRANSFER OF COMPANY SHARES. At the Closing, Manfredi shall sell, assign, transfer and deliver to La-Man, and La-Man shall purchase from Manfredi, 100% of the issued and outstanding shares of capital stock of the Company, free and clear of any and all Encumbrances, by delivering to the Company all stock certificates evidencing such shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank.

     SECTION 2.2 CONSIDERATION FOR SHARES. In consideration of the sale and transfer of all of the outstanding shares of capital stock of the Company to La-Man, at the Closing:

          (a) La-Man shall cause the Company to execute and deliver the Manfredi Employment Agreement in the form attached as Exhibit A hereto, and to
                                                      ---------
consummate the transactions contemplated thereby; and

          (b) La-Man shall advance the Company funds to be used by the Company for the purpose of funding certain settlement payments to certain unsecured creditors of the Company, as contemplated in Section 3.17(c) hereof.

Manfredi acknowledges and agrees that the foregoing constitutes good and adequate consideration for the sale and transfer by Manfredi to La-Man of all of the outstanding shares of capital stock of the Company.

     SECTION 2.3 CLOSING; CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of La-Man Corporation, 5029 Edgewater Drive, Orlando, Florida 32810 at 5:00 p.m. local time, on the Closing Date, which shall be the date of execution and delivery of this Agreement. At the Closing, the following shall also take place:

          (a) Manfredi and the Company shall execute and deliver to La-Man all Ancillary Documents required to be executed and delivered by them.

          (b) Manfredi shall deliver to La-Man a certificate from the Company, substantially in the form set forth on Exhibit B and executed by the
                                                ---------
Secretary or an Assistant Secretary of the Company, setting forth and certifying all resolutions adopted by the Board of Directors of the Company with respect to this Agreement and the transactions contemplated hereby.

          (c) The Company shall deliver to La-Man a certificate of the Secretary of State of the State of Florida, dated within five (5) days prior to the Closing Date, to the effect that the Company is an existing corporation and its status is active under the Laws of each such state.

         [(d)    Manfredi shall have delivered to La-Man the written opinion of
Shepard, Filburn & Goodblatt, P.A., counsel to Manfredi and the Company, dated as of the Closing Date of Closing and reasonably satisfactory in form and substance to La-Man and its counsel.]

          (e) The Company shall deliver to La-Man such written evidence as La-Man in its sole discretion may require, of the agreement of all unsecured creditors of the Company listed on Schedule 3.17(c) hereto to settle all such
                                   ----------------
unsecured claims against the Company in an aggregate amount not exceeding $126,590.36.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF MANFREDI

     Manfredi hereby represents and warrants to La-Man as follows:

     SECTION 3.1 OWNERSHIP.

          (a) The only outstanding shares of capital stock of the Company are comprised of 1,000 shares of common stock, $1.00 par value per share, of the Company, registered in the name of Manfredi (the "Manfredi Shares"), all of which shares are validly issued, fully paid and non-assessable.

          (b) Manfredi is the sole record and beneficial owner of and has the full right, power and authority to vote, sell, transfer and deliver the Manfredi Shares to La-Man pursuant to this Agreement, and no other Person holds any option, warrant or other right of any nature to subscribe for, purchase or otherwise acquire any of the Manfredi Shares or any securities convertible into or exchangeable for any of the Manfredi Shares. The certificates representing such shares are valid and genuine and the delivery of such certificates will transfer to La-Man legal and valid title to the Manfredi Shares free and clear of all Encumbrances.

     SECTION 3.2 AUTHORITY; BINDING EFFECT. Manfredi and the Company have the requisite power, authority and competency to execute and deliver this Agreement and all Ancillary Documents, and to consummate the transactions contemplated hereby and thereby, and no other action or proceeding on the part of any Person is necessary to authorize such execution, delivery and performance and the consummation by Manfredi and the Company of the transactions contemplated hereby and thereby. This Agreement is, and on the Closing Date each of the Ancillary Documents will be, the valid and binding obligation of Manfredi and the Company, enforceable against Manfredi and the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting creditors' rights generally or by general principles of equity.

     SECTION 3.3 NO CONFLICT OR VIOLATION.  Except as set forth on Schedule 3.3,
                                                                   ------------
the execution, delivery and performance by Manfredi and the Company of this Agreement and each of the Ancillary Documents, does not, and the consummation by Manfredi and the Company of the transactions contemplated hereby or thereby will not, with or without the giving of notice or the lapse of time or both:

          (a)    violate in any material respect any provision of any Law;

          (b) conflict with or result in a violation or breach of, or constitute or result in a default under, any of the terms, conditions or provisions of (i) any Order of any Agency to which either Manfredi or the Company is subject or by which either of them or any of their respective assets or businesses is bound, or (ii) any Permit held by the Company or by which the Company or its assets or Business is bound;

          (c) require any Consent of or filing with or giving of notice to any Agency or any other Person not a party to this Agreement; or

          (d) violate, or be in conflict with or constitute a default under, or permit the termination of any provision of or result in the acceleration of (or give the right to accelerate) the maturity or performance of any obligation of Manfredi or the Company or result in the creation or imposition of any Encumbrance upon any of their respective assets, properties or business under any Contract to which either of them is a party or by which any of their respective assets, property or businesses is bound.

     SECTION 3.4 LITIGATION.

          (a)    Except as set forth on Schedule 3.4(a), there is no Litigation
                                        ---------------
pending, or to the best knowledge of Manfredi threatened, by or before any Agency against Manfredi or the Company or by which Manfredi or the Company is or may be bound or to which the assets, properties or business of Manfredi or the Company are or may be subject; nor to the best knowledge of Manfredi or the Company is there any basis for any such Litigation.

          (b)    Except as set forth on Schedule 3.4(b), neither Manfredi nor
                                        ---------------
the Company, nor any of their respective properties or assets, is subject to or bound by any Order, or to the best knowledge of Manfredi is the subject of any investigation by any Agency, or has received any notice of claim that he is in material violation of any Order. Neither Manfredi nor, to his knowledge, any other officers, directors, employees or agents of the Company, is permanently or temporarily enjoined or barred by any Order from engaging in or continuing any conduct or practice incident to the Business.

     SECTION 3.5 DOCUMENTS PROVIDED. No statement contained herein or in any document, certificate or other writing furnished by Manfredi or the Company to La-Man in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state any material fact known to Manfredi and required to make the statements therein not misleading.

     SECTION 3.6 ORGANIZATION, STANDING AND AUTHORITY. The Company is a corporation duly organized and existing, and its status is active, under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its assets, property and the Business and to carry on the Business and operations related thereto as heretofore conducted. The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth in
Schedule 3.6, which are the only jurisdictions in which such qualification or
------------
authorization is required by law in connection with the Business. Except as set forth in Schedule 3.6, the Company does not file and is not required to file any
         ------------
tax or similar returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom. Manfredi has heretofore delivered to La-Man copies of the Company Governing Instruments as amended to date, certified by the Secretary of the Company as in effect on the date hereof and as being true, complete and correct, and the Company is not in violation of any of the provisions thereof.

     SECTION 3.7 SUBSIDIARIES AND OTHER INTERESTS. The Company has no Subsidiaries and, except as disclosed on Schedule 3.7 the Company does not own
                                         ------------
directly or indirectly any shares of stock or other equity interests in or of any other Person.

     SECTION 3.8 CAPITALIZATION; OWNERSHIP. The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $1.00 per share.
The only outstanding shares of capital stock of the Company are the Manfredi Shares, all of which are validly issued, fully paid and non-assessable. No other Person holds any option, warrant or other right of any nature to subscribe for, purchase or otherwise acquire any shares of the capital stock or other securities of the Company or any securities convertible into or exchangeable for shares of capital stock or other securities of the Company, or any Contract granting or reserving any such right.

     SECTION 3.9 FINANCIAL INFORMATION; UNDISCLOSED LIABILITIES.

          (a) The Company has delivered to La-Man the Company's unaudited annual balance sheet dated as of December 31, 1996 and unaudited interim balance sheet dated as of March 31, 1997 (collectively, "Balance Sheets") and the Company's income and profit and loss statement for the 12 months ended December 31, 1996 ("Income Statement"). The Balance Sheets and Income Statement were prepared on a basis consistent with prior periods and in accordance with the books and the records of the Company.

          (b) Except to the extent (i) reflected or reserved against in the Balance Sheets or Income Statement, or (ii) disclosed on Schedule 3.9(b): (1)
                                                         ---------------
the Company does not have any liabilities, whether accrued, absolute, contingent or otherwise; and (2) since March 31, 1997 there has not been, occurred or arisen any Material Adverse Change.

     SECTION 3.10 TAX MATTERS; ENCUMBRANCES.

          (a)     Except as set forth on Schedule 3.10, the Company has: (i)
                                         -------------
duly filed with all appropriate Agencies all Tax returns and reports required to be filed by it (ii) has paid in full all Taxes shown to be due on such tax returns and reports; and (iii) has paid in full or fully reserved for or otherwise accrued all Taxes due for all other periods prior to the date hereof.

           (b) The Manfredi Shares will be transferred to La-Man at the Closing free and clear of any and all Encumbrances.

     SECTION 3.11 TITLE TO REAL AND PERSONAL PROPERTY.

          (a)     Except as specified in Schedule 3.11(a), the Company does not
                                         ----------------
own any real property necessary for the conduct of the Business after the Closing substantially in the manner presently conducted by the Company.

          (b)     Except as otherwise specified on Schedule 3.11(b), the Company
                                                   ----------------
has good and marketable title to all of its tangible and intangible properties and assets (or, in the case of leased properties, valid leasehold rights as lessee) used in connection with the Business, free and clear of all Encumbrances.

          (c)     Schedule 3.11(c) sets forth a correct and complete list of (i)
                  ----------------
all real property leased or used by the Company, together with a description of the principal buildings, improvements and structures located thereon, (ii) all machinery and equipment owned, leased or used by the Company, (iii) all automobiles, trucks or other vehicles owned by or leased to the Company and (iv) all other tangible personal property of the Company. The property listed on
Schedule 3.11(c) is in conformity in all material respects with all applicable
----------------
Laws and Orders and other requirements relating thereto or currently in effect or scheduled to come into effect. Except as reflected on Schedule 3.11(c), the
                                                          ----------------
fixed assets of the Company are located on real property owned or leased by the Company.

     SECTION 3.12 CONTRACTS.

          (a) Except for Maintenance Contracts entered into in the ordinary course of the Business, Schedule 3.12(a) lists all Contracts (whether in writing
                        ----------------
or oral) by or to which the Company or any of its assets or the Business is bound or subject, including without limitation:

                  (i)  all real property leases;

                  (ii) all machinery and equipment leases;

                  (iii) all licenses, leases and other agreements relating to rights in other tangible personal property involving the payment of more than $5,000 in the aggregate with respect to any one agreement;

                  (iv)   all Contracts and instruments evidencing or relating to
(x) Proprietary Rights (with a description of the ownership thereof and the rights of the Company therein) and (y) all licenses granted to any other Person and other Contracts which relate in whole or in part to any Proprietary Rights (and a description of the terms thereof);

                  (v) all policies of insurance or fidelity or surety bonds in force with respect to directors, officers, employee benefit plan fiduciaries, properties, assets, liabilities or operations of the Company (in each case with a notation as to the status of premiums paid thereon)

                  (vi)   all Contracts for the borrowing or lending of money;

                  (vii) all Contracts granting any person an Encumbrance on any property or asset of the Company, including any factoring agreement for the assignment of receivables or inventory;

                  (viii) all Contracts guaranteeing, indemnifying or otherwise becoming liable for the obligations or liabilities of another;

                  (ix) all Contracts with respect to any discounts or allowances or extended payment terms;

                  (x) all Contracts with any insurance agent, broker or other representative or any other material arrangements with respect to the marketing or distribution of insurance, annuity, disability income and related products and other services, including without limitation, travel services, pension administration, investment management or investment brokerage services and custodial accounts;

                  (xi) except for local governmental approvals and permits related to the Maintenance Contracts, all private or governmental accreditations, licenses and approvals held by the Company;

                  (xii) all Contracts which restrict the Company from doing any kind of business or from doing business in any jurisdiction or from competing with any Person;

                  (xiii) all Contracts for the purchase of goods, materials, supplies, machinery, capital assets or services in excess of $1,000 in any one case or in excess of $5,000 in the aggregate;

                  (xiv) all shareholders' agreements, proxies, voting trusts, or powers of attorney to act on behalf of Manfredi or the Company or in connection with the properties or business affairs of the Company other than such power to so act as normally pertain to corporate officers;

                  (xv)    all joint venture or partnership Contracts;

                  (xvi)   all advertising or advertising-related Contracts;

                  (xvii) all Contracts giving any party the right to renegotiate or require reduction in price or the repayment of any amount previously paid;

                  (xviii) all brokerage Contracts (other than those relating to the sale of insurance products) or finders' Contracts;

                  (xix) all Contracts for the provision of data processing services;

                  (xx) all individual employment, consulting, severance, retirement and similar Contracts involving compensation, severance, retirement or other payments of any nature to any and all present and former directors, officers, and employees of the Company, other than such payments as are not covered by any fully-funded Employee Benefit Plan (as defined in Section 5.11(a)); and

                  (xxi) all Contracts with banks in which the Company maintains any account or safe deposit boxes, specifying the number of each such account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto.

          (b) The Company has delivered to La-Man certain schedules ("Maintenance Contract Schedules") reflecting all Maintenance Contracts in effect as of June 15, 1997, listing the respective contract identification numbers, effective dates and expiration dates of such Maintenance Contracts, which schedules shall be accurate in all material respects as of the Closing Date except for changes since June 15, 1997 resulting from the conduct of the Business in the ordinary course. The Company has also delivered to La-Man true and complete copies of the respective forms of Maintenance Contracts used by the Company in the conduct of the Business ("Maintenance Contract Forms"). Except as otherwise specified on Schedule 3.12(c): (i) each of the Maintenance
                          ----------------
Contracts is in form and substance identical or substantially similar to the applicable Maintenance Contract Form, except for such Maintenance Contracts copies of which have been delivered to La-Man and collectively denoted as "Dissimilar Maintenance Contracts"; (ii) each Maintenance Contract was entered into in the ordinary course of the Business, is the valid, binding and enforceable obligation of the Company, as the case may be, and, to the best knowledge of Manfredi and the Company, the valid, binding and enforceable obligation of each other Person who is a party thereto; (iii) neither the Company, nor, to the best knowledge of Manfredi, any other Person who is a party to any Maintenance Contract, is or on the Closing Date will be in default thereunder; and (iv) Manfredi knows of no event which, with the giving of notice or the lapse of time or both, would become a default under any Maintenance Contract.

     SECTION 3.13 EMPLOYEE MATTERS; MAJOR CUSTOMERS.

          (a)     Schedule 3.13(a) lists all funded or unfunded employment and
                  ----------------
consulting Contracts, executive compensation plans, stock option plans, bonus plans, or other incentive compensation plans, deferred compensation Contracts, severance pay arrangements, employee retirement plans, employee profit sharing plans, stock ownership plans, pension plans, group life plans, hospitalization insurance plans, any other "employee benefit plans" (as defined in Section 3(3) of ERISA), or other Contracts, plans or arrangements (formal or informal) and any predecessor or merged plans, Contracts or arrangements of other Persons of the foregoing type or nature, providing for benefits for any employees of the Company, whether written or oral ("Employee Benefit Plan"); and no employee of the Company is covered by any collective bargaining agreement;

          (b)     Schedule 3.13(b) lists the names, departments, positions,
                  ----------------
current annual compensation rates, effective dates of such current compensation, the amounts of the last increase in compensation, the dates of hire and the amount of bonus paid since June 30, 1996, of all employees of the Company;

          (c)     Schedule 3.13(c) lists all arrangements respecting loans to,
                  ----------------
or guarantees of loans to, any employees of the Company (excluding travel and sales commission advances made to employees in the ordinary course of operation of the Business).

          (d) Each employee pension benefit plan (within the meaning of Section 3(2) of ERISA) that constitutes an Employee Benefit Plan has assets sufficient to pay or otherwise satisfy all indebtedness, claims, obligations and other liabilities of such Employee Benefit Plan.

          (e)     Schedule 3.13(e) lists any customer of the Company or the
                  ----------------
Business which provided five percent (5%) or more of the total combined sales revenue of the Company or the Business for the fiscal year ended December 31, 1996.

     SECTION 3.14 LABOR CONTROVERSIES, ETC.

          (a) There are no labor disputes with respect to the Company, the Business pending or, to the best knowledge of Manfredi, threatened, which relate to the employees of the Company or individuals engaged as independent contractors in connection with the Company or the Business, and there are no union organizing efforts in progress or, to the best knowledge of Manfredi and the Company, threatened, involving any such individuals.

          (b)     Except as specified on Schedule 3.14(b), the Company has
                                         ----------------
complied in all material respects with all applicable employment, labor and other similar Laws including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes, and the Company is not liable for any arrears of wages or taxes or penalties for failure to comply with any of the foregoing.

          (c)     To the knowledge of Manfredi, none of the persons listed on
Schedule 3.14(c) as of June 15, 1997 has expressed any intent to leave the
----------------
employ of or engagement with the Company or otherwise terminate such person's employment, agency or other relationship with the Company.

     SECTION 3.15 PROPRIETARY RIGHTS.  Schedule 3.15 sets forth a list of all
                                       -------------
Proprietary Rights of the Company, which constitute all Proprietary Rights necessary for the conduct of the Business after the Closing Date substantially as now conducted. Except as otherwise specified on Schedule 3.15:
                                                    -------------

          (a) the Company owns or uses the trademarks and trade names listed on Schedule 3.15, each of which is in use by the Company and, to the best
   -------------
knowledge of Manfredi, no other Person owns any interest in or is using or has the right to use any such trademarks and trade names;

          (b) no royalty, license, consent or other fee or consideration is payable by the Company or, after the Closing Date, by La-Man in connection with the ownership or use of any of the Proprietary Rights;

          (c) all such Proprietary Rights are free and clear of any Encumbrances;

          (d) neither Manfredi nor the Company has received any notice with respect to, nor to the best knowledge of Manfredi does there exist any basis for, any alleged infringement or conflict with any rights of others with respect to the use or exploitation of any of such Proprietary Rights by the Company in the conduct of the Business;

          (e) none of the rights of the Company to any Proprietary Rights or any licenses relating thereto will be impaired in any material respect by the transactions contemplated by this Agreement; and

          (f) to the best knowledge of Manfredi, the conduct of the Business as presently conducted (i) does not require the Consent of any Person who has any interest of any nature in any of the Proprietary Rights, and (ii) does not conflict with such Proprietary Rights of any other Person.

     SECTION 3.16 CONDITION OF ASSETS. The tangible assets of the Company necessary for the conduct of the Business after the Closing in substantially the same manner as heretofore are in a reasonable state of repair and operating condition except for ordinary wear and tear, and are suitable for the uses for which intended.

     SECTION 3.17 ACCOUNTS AND NOTES RECEIVABLE; ACCOUNTS PAYABLE. (a) The accounts and notes receivable reflected on the Interim Balance Sheet and all accounts and notes receivable arising between March 31, 1997 and the Closing Date arose or will arise from bona fide transactions in the ordinary course of the Business. The reserves for doubtful accounts provided in the Interim Balance Sheet are adequate reserves under generally accepted accounting principles. Except as set forth on Schedule 3.17(a) or reflected as a liability
                                    ----------------
or reserve on the Interim Balance Sheet: (i) no counterclaims or offsetting claims with respect to any material amount of the outstanding receivables have been asserted or, to the best knowledge of Manfredi, threatened; and (ii) such receivables are collectible at their face amounts.

               (b) The Company has heretofore delivered to La-Man a schedule of the Company's accounts payable as of March 31, 1997 ("Accounts Payable Schedule"), which schedule shall be accurate in all material respects as of the Closing Date except for changes since March 31, 1997 resulting from the conduct of the Business in the ordinary course. Except as otherwise specified on
Schedule 3.17(b), the accounts payable of the Company are and as of the Closing
----------------
Date will be current and bona fide obligations incurred in the ordinary course of the Business payable when due after the Closing Date without penalty or increase in amount, except for such non-current accounts as will not cause the Company to incur any penalties or increases in the amounts payable. Except as otherwise set forth on Schedule 3.17(b), no supplier of goods, products or
                       ----------------
services to the Company is withholding the fulfillment of any orders by the Company for goods, products or services or, to the knowledge of Manfredi, is threatening to withhold fulfillment of any such orders or to institute any Litigation against the Company, as the result of the nonperformance by the Company of any of its obligations to such supplier.

               (c) The Company has entered into certain agreements with certain unsecured creditors of the Company listed on Schedule 3.17(c) hereto, pursuant
                                             ----------------
to which such creditors have agreed to settle the obligations of the Company to them specified on Schedule 3.17(c) for the settlement amounts specified on such
                  ----------------
schedule, provided such creditors receive such settlement amounts on or before July 1, 1997. To the knowledge of Manfredi and the Company, all such settlement agreements are the valid, binding and enforceable obligations of those unsecured creditors who are parties thereto.

     SECTION 3.18 BOOKS AND RECORDS. The corporate books and records of the Company are accurate in all material respects. The stock transfer records of the Company are true and complete and reflect all issues and transfers of the capital stock of the Company to date. The corporate records of the meetings of the directors and shareholders of the Company as contained the Company's minute books, reflect corporate actions and proceedings of such bodies to date. The Company has made true and complete copies of such stock transfer records and minute books available to La-Man and its counsel.

     SECTION 3.19 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, and is not in default in any material respect under, any applicable Laws. Except as set forth in Schedule 3.19, the Company has not
                                         -------------
received notice of any violation or alleged violation of any applicable Law relating to the Business or the Company's assets, and neither Manfredi nor the Company is aware of any basis for any such claimed violation.

     SECTION 3.20   PERMITS.

               (a)  Except as set forth on Schedule 3.20, there are no Permits
                                           -------------
necessary for the operation of the Business after the Closing Date in substantially the manner as presently conducted.

               (b)  The Permits specified in Schedule 3.20 are included in the
                                             -------------
assets of the Company and no Consent of any Person is required with respect to the consummation of the transactions contemplated by this Agreement and the performance by the Company of its obligations in connection therewith.

     SECTION 3.21   CONDUCT OF BUSINESS. Except as set forth in Schedule 3.21 or
                                                                -------------
in other schedules to this Agreement (but only to the extent expressly cross-referenced in Schedule 3.21), since March 31, 1997 the Company has not, with
              -------------
respect to the Business or otherwise:

               (a)  suffered the occurrence of any Material Adverse Change;

               (b) mortgaged, pledged, or subjected to any Encumbrance any assets or properties;

               (c) sold, transferred, or leased any assets or properties, except in the ordinary course of the Business;

               (d) cancelled or compromised any debt or claim except for adjustments made with respect to contracts for the purchase or sale of products or services in the ordinary course of the Business, which in the aggregate are not material;

               (e)  waived or released any rights of any material value;

               (f) with respect to the employees of the Company, granted any bonuses or special payments other than those, if any, required by Law and commissions or bonuses paid in the ordinary course of the Business;

               (g) declared any dividend or made any payment or distribution to stockholders or redeemed any of its outstanding shares of capital stock;

               (h) issued or sold any shares of its capital stock or any other securities, or granted any options for the purchase of any shares of its capital stock or other securities;

               (i) entered into any transaction with Manfredi or any other Affiliate of the Company other than in the ordinary course of the Business;

               (j) entered into any other material transaction other than in the ordinary course of the Business; or

               (k) made any material change in accounting practices customarily followed by it.

     SECTION 3.22 DOCUMENTS PROVIDED. No statement contained herein or in any of the Ancillary Documents contains any untrue statement of material fact or omits to state any material fact required to make the statements therein not misleading.

     SECTION 3.23 ACCOUNTING RECORDS. Except as previously disclosed by Company to La-Man, the accounting records of the Company are in all material respects correct, are maintained in accordance with good business practices and are accurately reflected in the financial statements referred to in Section 3.9 hereof.

     SECTION 3.24 BROKERAGE AND FINANCIAL ADVISERS; OTHER FEES. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, Manfredi, the Company or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby. Except as set forth on Schedule 3.24, no employee, officer or director
                                -------------
of the Company or any of its Affiliates is entitled to any compensation from the Company or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

     SECTION 3.25 FACILITIES. The offices owned, operated, or leased by the Company and included in its assets are in reasonable condition and repair (ordinary wear and tear which are not such as to affect the operation of its Business excepted) and are suitable to meet current operating requirements.

     SECTION 3.26 NO INTEREST IN PROPERTIES; COMPETITORS. Except as disclosed on Schedule 3.26, no director, officer or, to the knowledge of Manfredi or the
   -------------
Company, employee of the Company directly or indirectly: (i) owns any interest in any of the assets or properties of the Company; (ii) owns any interest in, controls, or is an employee, officer, director, or agent of, or consultant to any other entity which is a competitor, supplier, customer, landlord, or tenant of the Company; or (iii) owns, holds, or has guaranteed any obligation or debt of the Company.

     SECTION 3.27 ADVERSE FACTORS. Except as set forth in this Agreement or disclosed in or on the Schedules hereto, neither Manfredi nor the Company has any knowledge of any present or future condition or state of facts or circumstances which would have a material adverse effect on the Business, or the financial condition or operations of the Company, or which could prevent the Business from being carried on after the consummation of the transactions contemplated by this Agreement in essentially the same manner as presently carried on. The foregoing is not intended as a representation and warranty that the financial condition, results of operations or properties of the Company or the Business may not be adversely affected in the future by interest rate fluctuations, supply shortages, changes in national and local economic conditions and similar unforeseeable factors beyond the control of the Company.

     SECTION 3.28   TRANSACTIONS WITH AFFILIATES.  Schedule 3.28 sets forth a
                                                   -------------
list of (a) all loans, advances or other monetary obligations or liabilities of the Company to Manfredi, any former shareholders of the Company and any relatives of Manfredi or any former shareholder of the Company, (b) all loans, advances or other monetary obligations or liabilities of Manfredi or any former shareholder of the Company or any of their relatives to the Company, (c) all assets and properties (if any) of Manfredi or any of his relatives used by the Company in the conduct of the Business, (d) all assets and properties of the Company having a value in excess of $5,000 in the possession of Manfredi or any of his relatives and (e) all transactions (other than those already disclosed on
Schedule 3.28) since January 1, 1996 between or among the Company and Manfredi
-------------
or any of his relatives not in the ordinary course of business.

     SECTION 3.29 NECESSARY ASSETS. The Company owns or leases all assets and properties necessary for the conduct of the Business after the Closing Date in substantially the same manner as presently conducted.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF LA-MAN

     La-Man hereby represents and warrants to Manfredi as follows:

     SECTION 4.1 ORGANIZATION, STANDING AND AUTHORITY. La-Man is a corporation duly organized and existing under the laws of the State of Nevada, and its status is active, and has all requisite corporate power and authority to own, lease and operate its assets and property and to carry on its business and operations related thereto as heretofore conducted.

     SECTION 4.2 AUTHORITY; BINDING EFFECT; NO VIOLATION. La-Man has the requisite power and authority to execute, deliver, and perform this Agreement and all La-Man Ancillary Documents and to consummate the transactions contemplated hereby and thereby. Such execution, delivery, and performance have been duly authorized by the Finance Committee of the Board of Directors of La-Man and no other corporate action or proceeding on the part of La-Man is necessary to authorize such execution, delivery, and performance and the consummation of the transactions contemplated hereby. Such execution, delivery, and performance do not require the Consent of any Person which is not provided for in this Agreement and do not and will not contravene or violate (with or without the giving of notice or the passage of time or both), the La-Man Governing Instruments or any Order applicable to La-Man. This Agreement is, and each of the La-Man Ancillary Documents on the Closing Date will be, the valid and binding obligation of La-Man enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies may be limited by equitable principles of general applicability.

     SECTION 4.3 BROKERAGE AND FINANCIAL ADVISERS. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, La-Man or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby.

     SECTION 4.4 NO CONFLICT OR VIOLATION. The execution, delivery and performance by La-Man of this Agreement and each of the La-Man Ancillary Documents does not, and the consummation of the transactions contemplated hereby or thereby will not, with or without the giving of notice or the lapse of time or both:

               (a)  violate in any material respect any provision of any Law;

               (b) conflict with or result in a violation or breach of, or constitute or result in a default under, any of the terms, conditions or provisions of: (i) the La-Man Governing Instruments, (ii) any Order of any Agency to which La-Man is subject or by which it or any of its assets, property or business is bound or (iii) any Permit held by La-Man or by which it or any of its assets, properties or business is bound;

               (c) require any Consent of or filing with or giving of notice to any Agency or any other Person not a party to this Agreement; or

               (d) violate, or be in conflict with or constitute a default under, or permit the termination of any provision of or result in the acceleration of (or give the right to accelerate) the maturity or performance of any obligation of La-Man or result in the creation or imposition of any Encumbrance upon any of its assets, properties or business under any Contract to which La-Man is a party or by which any of its assets, property or business is bound.

ARTICLE 5. COVENANTS OF THE PARTIES

     SECTION 5.1 PERMITS AND CONSENTS. The parties shall take all reasonable steps as may be necessary or desirable to facilitate the obtaining of, and shall use their best efforts and cooperate fully with the other parties hereto in obtaining, any Consents or Permits which may be required to be obtained pursuant to any Contracts or Laws or in connection with the consummation of the transactions contemplated by this Agreement or the performance of their respective obligations hereunder.

     SECTION 5.2 PERFORMANCE OF ACTS; COOPERATION. Subject to the terms and conditions of this Agreement, each party hereto shall perform all acts and execute and deliver all documents reasonably required to consummate the transactions contemplated by this Agreement. Each party shall cooperate with the other parties hereto in assuring an orderly transition of ownership of the Company and the Business and in otherwise implementing the transactions contemplated by this Agreement.

     SECTION 5.3 NOTIFICATION OF CERTAIN MATTERS. Manfredi on the one hand, and La-Man on the other hand, shall give prompt written notice (a "Special Notice") to the other in the event it obtains knowledge of the occurrence, or failure to occur, of any event which would cause or be likely to cause a breach of any of their respective representations, warranties, covenants or agreements contained in this Agreement or any Ancillary Documents. For a period of five (5) days after giving or receiving a Special Notice, Manfredi, or La-Man, as the case may be, shall have the right to cure, if there is a reasonable possibility of curing, any such breach or potential breach.

     SECTION 5.4    SURVIVAL OF COVENANTS. The covenants contained in this
Article 5 shall survive the Closing.

ARTICLE 6.   SURVIVAL OF REPRESENTATIONS, WARRANTIES AND
             AGREEMENTS; EXPENSES AND INDEMNIFICATION

     SECTION 6.1 SURVIVAL. All representations and warranties contained in this Agreement and the Ancillary Documents shall survive for a period of three
(3) years after the Closing Date unless a claim for indemnification shall be made with respect thereto prior to the end of such period, in which case such representation or warranty with respect to such claim shall survive until such claim is satisfied, settled or dismissed; provided, however, that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6, 3.8, 3.10, 3.11, 3.13, 3.15 and 3.19 shall survive until the expiration of the applicable statute of limitations. The covenants and agreements set forth in this Agreement and the Ancillary Documents shall survive the Closing and shall continue until all obligations set forth herein shall have been performed or satisfied or they shall have terminated in accordance with their terms.

     SECTION 6.2    EXPENSES.

               (a) Whether or not the transactions contemplated by this Agreement are consummated, each party hereto shall pay all of such party's own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of such party's own legal counsel, accountants and other advisors.

               (b) La-Man shall pay all sales or other transfer, stamp or similar taxes incurred in connection with the sale and transfer of the Manfredi Shares to La-Man.

     SECTION 6.3 INDEMNIFICATION OF LA-MAN. From and after the Closing Date and subject to the provisions of Section 6.1, Manfredi shall indemnify and hold La-Man and its respective directors, officers, employees, agents and affiliates (each a "La-Man Protected Party") harmless from and against any and all damages, losses, deficiencies, liabilities, obligations, commitments, costs or expenses of any kind or nature (including legal and other expenses reasonably incurred in investigating and defending against the same) ("Reimbursable Amounts") incurred by any La-Man Protected Party resulting directly or indirectly from:

               (a) any alleged untrue statement contained in any of the representations and warranties made by Manfredi and the Company in Article 3 of this Agreement or in any Ancillary Documents; and

               (b) any failure to comply with any of the covenants or agreements of Manfredi and the Company contained in this Agreement or any Ancillary Documents.

     SECTION 6.4 INDEMNIFICATION OF MANFREDI. From and after the Closing Date and subject to the provisions of Sections 6.1, La-Man shall indemnify and hold Manfredi harmless from and against any and all Reimbursable Amounts incurred by any resulting directly or indirectly from:

               (a) any alleged untrue statement contained in any of the representations and warranties made by La-Man in this Agreement or in any La-Man Ancillary Documents; or

               (b) any failure by La-Man to comply with the covenants or agreements of La-Man contained in this Agreement or in any La-Man Ancillary Documents.

     SECTION 6.5 INDEMNIFICATION FOR THIRD PARTY CLAIMS. The following procedures shall be applicable with respect to indemnification for third party claims arising in connection with any provision of this Article 6.

               (a) Promptly after receipt by the party seeking indemnification hereunder (an "Indemnitee") of written notice of the assertion or the commencement of any claim, liability or obligation by a third party, whether by legal process or otherwise (a "Claim"), with respect to any matter referred to in Section 6.3 or Section 6.4 hereof, as the case may be, the Indemnitee shall give written notice thereof (the "Notice") to the person from whom indemnification is sought pursuant hereto (an "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto, provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of its obligations hereunder unless such failure alone and not in conjunction with other factors results in (i) a default judgment, (ii) the expiration of the time to answer a complaint, or (iii) the inability of the Indemnitee to adequately defend against such Claim. In case any such Claim is brought against any Indemnitee, the Indemnitor shall be entitled to assume the defense thereof, by written notice of its intention to the Indemnitee within thirty (30) days after receive of the Notice, with counsel reasonably satisfactory to the Indemnitee at the Indemnitor's own expense. Notwithstanding the assumption by the Indemnitor of the defense of any Claim as provided in this Section 7.5(a), the Indemnitee shall be permitted to join in the defense of such claim and to employ counsel at its own expense.

               (b) If the Indemnitor shall fail to notify the Indemnitee of its desire to assume the defense of any such Claim within the prescribed period of time, or shall notify the Indemnitee that it will not assume the defense of any such Claim, then the Indemnitee shall assume the defense of any such Claim, in which event it may do so in such manner as it may deem appropriate. The Indemnitor shall be permitted to join in the defense of such Claim and to employ counsel at its own expense.

               (c) No Indemnitee shall make any settlement of any Claim which would give rise to liability on the part of an Indemnitor hereunder without the written consent of the Indemnitor, which consent shall not be unreasonably withheld. If a firm written offer is made to settle a Claim and the Indemnitor desires to accept such settlement offer, but the Indemnitee elects not to consent thereto, then the Indemnitee may continue to contest or defend such Claim; provided, however, that the total maximum liability of the Indemnitor to indemnify or otherwise reimburse the Indemnitee in accordance with this Agreement with respect to such Claim shall be limited to and shall not exceed the amount of the settlement offer rejected by the Indemnitee, plus reasonable out-of-pocket costs and expenses (including attorneys' fees) to the date of notice that the Indemnitor desires to accept such settlement offer.

               (d)  Amounts payable by an Indemnitor to an Indemnitee under
Section 6.3 or Section 6.4 hereof, as the case may be, shall be payable by the Indemnitor as incurred by the Indemnitee.

ARTICLE 7.   NON-COMPETITION COVENANT

     SECTION 7.1 NON-COMPETITION. For a period of 24 consecutive months following the Closing Date, except as otherwise approved in writing by La-Man, Manfredi shall not, directly or indirectly and whether as principal, agent, officer, director, employee, consultant or otherwise, alone or in association with any other Person, carry on, be engaged in, take part in, render services to, or own, share in the earnings of, or invest in the Securities of, any Person which is engaged in any state or territory in the United States in any business operations or activities in competition with or otherwise in whole or in part similar to the Business ("Similar Business"); provided, however, that the foregoing shall not be deemed to preclude Manfredi from investing in securities of any Person engaged in any Similar Business (but without otherwise participating in such Similar Business) if (a) such Securities are listed on any national securities exchange or are registered under Section 12(g) of the Exchange Act, (b) such investment does not exceed, in the case of any class of securities of any one issuer, 2.0% of such issued and outstanding securities of such issuer, and (c) such investment would not directly or indirectly prevent the transaction of business by the Company, La-Man or any their Affiliates in any state, district, territory or possession of the United States or any governmental subdivision, agency or instrumentality thereof by virtue of any Law.

     SECTION 7.2    SCOPE; ENFORCEABILITY. Manfredi covenants and agrees that:
(a) this non-competition covenant is reasonable in scope, geographic area and duration; (b) if such non-competition covenant is breached prior to the completion of the 24-month period referred to above, such term shall begin anew, immediately following such breach; and (c) the actual damages which La-Man may sustain in the event of any such breach are difficult or impossible to ascertain and that, in the event of such breach, La-Man shall be entitled to enforce its rights hereunder by specific performance or by other action at law or in equity.

ARTICLE 8.   MISCELLANEOUS

     SECTION 8.1 PUBLICITY. Except as may otherwise be required by law, no publicity, release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Manfredi and La-Man.

     SECTION 8.2 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission (provided acknowledgment of receipt thereof is delivered to the sender) or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails as follows:

                 (i)    If to Manfredi, to:

                        24 Canterclub Court
                        Debary, FL  32713

                 (ii)   If to the Company, to:

                        Certified Maintenance Service, Inc.
                        754 Monroe Road
                        P.O. Box 471208
                        Lake Monroe, Florida 32747-7780

                        Attention:  J. William Brandner
                                    Vice President

                        with a copy to:

                        Marshall S. Harris, Esq.
                        Broad and Cassel
                        390 North Orange Avenue, Suite 1100
                        Orlando, Florida  32801

                 (iii)  If to La-Man to:

                        La-Man Corporation
                        5029 Edgewater Drive
                        Orlando, Florida 32810

                        Attention:  Mr. J. William Brandner
                                    President and Chief Executive Officer
                        with a copy to:

                        Marshall S. Harris, P.A.
                        Broad and Cassel
                        390 North Orange Avenue, Suite 1100
                        Orlando, Florida  32801

or such other address as any of the above shall have specified by notice hereunder.

     SECTION 8.3    AMENDMENT; EXTENSION; WAIVER.

               (a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               (b) No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, shall be deemed to constitute a waiver by the party taking such action of compliance with any agreement or condition contained herein or in any Ancillary Document. The waiver by any party hereto of any condition or of a breach of any other provision of this Agreement or any Ancillary Document shall not operate or be construed as a waiver of any other condition or any other provision or subsequent breach. The waiver by any party of any of the conditions precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived. All rights and remedies of any party to this Agreement shall be cumulative and concurrent and may be exercised singularly, successively or concurrently, at the sole discretion of such party and may be exercised as often as occasion therefor may exist.

     SECTION 8.4 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflicts of laws thereof. Each of the parties hereto agrees that any suit, action or proceeding with respect to this Agreement shall be brought against it in any state or federal court of competent jurisdiction in Orange County, Florida and irrevocably waives any (a) right of immunity that such party may now have or hereafter acquire from service of process or the jurisdiction of the aforesaid courts and (b) any objection that such party may now have or hereafter acquire to the laying of venue of any such suit, action or proceeding in any such court. The parties hereby irrevocably accept and submit themselves to the jurisdiction of such courts in any such suit, action or proceeding, and agree that final judgment (with the exhaustion of all appeals) shall be conclusive and binding in any jurisdiction in which such party resides or owns property.

     SECTION 8.5 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party hereto without the prior written consent of the other parties hereto.

     SECTION 8.6 CONFIDENTIALITY OF INFORMATION AND DOCUMENTS. If this Agreement terminates and the transactions contemplated hereby are not consummated as described above, the parties hereto shall keep confidential and shall not use in any manner any information or documents obtained from the other parties unless ordered to do so by a court, governmental or regulatory body having jurisdiction in the premises, or unless such information is readily ascertainable from public or published information, or trade sources, or is already known or subsequently developed by such party independently, or was received from a third party not under an obligation to such other party or any of its affiliates to keep such information confidential.

     SECTION 8.7 SEVERABILITY. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable Laws. If any provision of this Agreement or the application thereto to any Person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by Law.

     SECTION 8.8 ENTIRE AGREEMENT. This Agreement and the Ancillary Documents constitute the entire agreement and understanding among La-Man, the Company and Manfredi with respect to the subject matter hereof and thereof and supersede any and all other agreements, arrangements and understandings among the parties with respect to such subject matter, and no agreements, arrangements, understandings, representations or warranties with respect to such subject matter shall be binding upon any of the parties unless specified herein or therein.

     SECTION 8.9 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, and their successors and assigns in accordance with Section 8.5, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Ancillary Documents or any provision contained herein.

     SECTION 8.10 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     SECTION 8.11 EXHIBITS AND SCHEDULES. The Exhibits and the Schedules to this Agreement are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     SECTION 8.12 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     SECTION 8.13 EXPENSES. Except as otherwise specifically provided herein, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, actuaries and accountants.

     SECTION 8.14 ACTIONS BY AFFILIATES. To the extent that this Agreement requires action to be taken by affiliates of the Company or La-Man, the parties hereby agree to cause such action to be taken.

     SECTION 8.15   RULES OF CONSTRUCTION.

               (a) In this Agreement, unless the context otherwise requires, words in the singular number or in the plural number shall each include the singular number, and words of the masculine gender shall include the feminine and the neuter, and, when the sense so indicates, words of the neuter gender may refer to any gender.

               (b) For purposes of this Agreement, the Company shall be considered an affiliate of Manfredi with respect to the period prior to the Closing, and an affiliate of La-Man with respect to the period after the Closing.

               (c) All references herein to dollar amounts are in United States dollars and all references herein to generally accepted accounting principles are to those in effect in the United States as of the date hereof.

               (d) The terms "herein", "hereunder" and similar terms refer to this Agreement generally and not to any one Article or Section.

               (e) Any representations and warranties of the Company set forth herein containing the phrase "to the knowledge of the Company" shall mean, include and refer to such knowledge as may be possessed by the directors and officers of the Company.

               (f) All provisions in this Agreement requiring any party hereto to use its best efforts, to cooperate with the other parties hereto, and to take such action as may be reasonably necessary to achieve a particular result shall not be construed to require such party to expend or agree to expend any funds, or to agree to any increase in amounts otherwise payable by such party pursuant to any contractual obligations or applicable Law, except as otherwise specified in this Agreement.

               (g) In the event that any representation of fact, belief or opinion or any other statement contained in any schedule to this Agreement is deemed to conflict or be inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall govern.

     IN WITNESS WHEREOF, this Agreement has been duly signed by or on behalf of each of La-Man, the Company and Manfredi all on the date first above written.



                                        LA-MAN CORPORATION


                                        By: _______________________________
                                        Title: _____________________________


                                        CERTIFIED MAINTENANCE SERVICE, INC.


                                        By: _______________________________
                                        Title: ______________________________



                                        __________________________________
                                        MARK MANFREDI